EXHIBIT 10.3

                                 AMENDMENT NO. 2
                                     TO THE
                             DEL LABORATORIES, INC.
                             EMPLOYEES PENSION PLAN

           Del Laboratories, Inc. (the "Plan Sponsor") wishes to amend the Del Laboratories, Inc. Employees Pension Plan (the "Plan") to update the claims procedures contained therein to reflect recent Department of Labor Regulations.

           Accordingly, effective for claims initially filed on or after January 1, 2002, the Plan is amended as follows:

           1. The second paragraph of Section 3.6 of the Plan is hereby deleted in its entirety and amended to read as follows:

           A Participant shall be considered disabled for purposes of the Plan if he receives a determination from the Social Security Administration that he is disabled for purposes of receiving Social Security disability benefits.

           2. Section 9.5 of the Plan is hereby deleted in its entirety and amended to read as follows:

               9.5 CLAIMS PROCEDURE. This Section 9.5 is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. ss.2560.503-1. If any provision of this Section is impermissible under those regulations, the requirements of those regulations will prevail.

               (a) INITIAL CLAIM. A Participant or Beneficiary who believes he is entitled to any benefit (a "Claimant") under this Plan may file a claim with the Administrator. The Administrator shall review the claim itself or, in accordance with Sections 8.1(c) and 9.7, may appoint an individual or an entity to review the claim.

               (i) REVIEW OF INITIAL CLAIM. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Administrator or appointee of the Administrator prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the date the claim is filed.

               (ii) MANNER AND CONTENT OF DENIAL OF INITIAL CLAIMS. If the Administrator denies a claim, it will provide to the Claimant, in writing or by electronic communication:



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                    (A) The specific reasons for the denial;

                    (B) A reference to the relevant Plan provisions upon which the denial is based;

                    (C) A description of any additional information or material that the Claimant must provide in order to perfect the claim;

                    (D) An explanation of why such additional material or information is necessary;

                    (E) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

                    (F) A statement of the Claimant's right to bring a civil action under ERISA ss.502(a) following a denial on review of the initial denial.

           (b) REVIEW PROCEDURES.

               (i) REVIEW OF DENIED CLAIM. A request for review of a denied claim must be made in writing to the Administrator within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Administrator's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

               The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Administrator. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

               (ii) MANNER AND CONTENT OF NOTICE OF DECISION ON REVIEW. Upon completion of its review of an adverse initial claim determination, the Administrator will provide the Claimant, in writing or by electronic notification, a notice containing:

                    (A) its decision;

                    (B) the specific reasons for the decision;



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                    (C) the relevant Plan provisions on which its decision is
                    based;

                    (D) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Administrator's files which is relevant to the Claimant's claim for benefits;

                    (E) a statement describing the Claimant's right to bring an action for judicial review under ERISA ss.502(a); and

                    (F) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

           (c) CALCULATION OF TIME PERIODS. For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date written notification of the need for additional information is sent to the Claimant until the date the Claimant responds.

           (d) FAILURE OF PLAN TO FOLLOW PROCEDURES. If the Plan fails to follow the claims procedures required by this Section, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA ss. 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

           (e) FAILURE OF CLAIMANT TO FOLLOW PROCEDURES. A Claimant's compliance with the foregoing provisions of this Section 9.5 is a mandatory prerequisite to the Claimant's right to bring an action for judicial review with respect to any claim for benefits under the Plan.







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         IN WITNESS WHEREOF, the Plan Sponsor has caused this Amendment to be duly executed on its behalf, effective as specified above.


ATTEST/WITNESS:                                      DEL LABORATORIES, INC.

By: s/ Theresa Bisignano                             By: s/ Gene Wexler

Print Name:Theresa Bisignano                         Print Name: Gene Wexler

                                                     Title: Vice President,
                                                     General Counsel and
                                                     Secretary

                                                     Date: November 20, 2003






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